RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                BCB BANCORP, INC.

Pursuant to the provisions of Section 14A:9-5, Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

                                    ARTICLE I
                                 Corporate Name

             The name of the Corporation shall be BCB Bancorp, Inc.

                                   ARTICLE II
                     Registered Office and Registered Agent

             The address of the Corporation's registered office is:

                                BCB Bancorp, Inc.
                                  860 Broadway
                            Bayonne, New Jersey 07002

              The name of the registered agent at that address is:

                                 Donald Mindiak
                      President and Chief Executive Officer

                                   ARTICLE III
               Initial Board of Directors and Number of Directors

     The number of directors shall be governed by the By-laws of the Corporation. The number of directors constituting the initial Board of Directors shall be eighteen (18). The names and addresses of the initial Board of Directors are as follows:

        Name                                  Address
        ----                                  -------
Robert Ballance               76 West 8th Street, Bayonne, New Jersey 07002
Judith Q. Bielan              21 Trask Avenue, Bayonne, New Jersey 07002
Joseph Brogan                 300 3rd Avenue, Belmar, New Jersey 07719
James E. Collins              61 West 3rd Street, Bayonne, New Jersey 07002
Thomas Coughlin               27 Willow Way, Berkley Heights, New Jersey 07922
Donald Cymbor                 86 West 14th Street, Bayonne, New Jersey 07002
Robert G. Doria               30 West 13th Street, Bayonne, New Jersey 07002
Phyllis Garelick              31 Parkview Terrace, Bayonne, New Jersey 07002
Mark Hogan                    4 Harvest Lane, Tinton Falls, New Jersey 07725
John Hughes                   870 Avenue C., Bayonne, New Jersey 07002
Joseph Lyga                   78 West 14th Street, Bayonne, New Jersey 07002
H. Mickey McCabe              14 East 41st Street, Bayonne, New Jersey 07002
Dr. Gary Maita                208 Avenue A., Bayonne, New Jersey 07002
Donald Mindiak                209 Martool Drive, Woodbridge, New Jersey 07095
Alexander Pasiechnik          22 East 18th Street, Bayonne, New Jersey 07002
Dr. August Pellegrini         942 Avenue C., Bayonne, New Jersey 07002
Kenneth Poesl                 18 Wesley Court, Bayonne, New Jersey 07002
Joseph Tagliareni             14 West 13th Street, Bayonne, New Jersey 07002


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                                   ARTICLE IV
                                Corporate Purpose

     The purpose for which the Corporation is organized is to engage in any activities for which corporations may be organized under the New Jersey Business Corporation Act.

                                    ARTICLE V
                                  Capital Stock

     The Corporation is authorized to issue 20,000,000 shares of common stock, without par value.

                                   ARTICLE VI
                             Limitation of Liability

     Subject to the following, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. The preceding sentence shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer or both of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended. Any amendment to this Certificate of Incorporation, or change in law which authorizes this paragraph shall not adversely affect any then existing right or protection of a director or officer of the Corporation.

                                   ARTICLE VII
                                 Indemnification

     The  Corporation  shall  indemnify its officers,  directors,  employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders of disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall insure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this article.

     The Corporation shall, from time to time, reimburse or advance to any person referred to in this article the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in this article, upon receipt of a written undertaking by

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or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions (i) constitute a breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.

                                  ARTICLE VIII
                        Name and Address of Incorporator

          The name and address of the incorporator is:

                     Alan Schick, Esq.
                     Luse Gorman Pomerenk & Schick, P.C.
                     5335 Wisconsin Avenue, N.W., Suite 400
                     Washington, DC 20015

                                   ARTICLE IX
                          Staggered Board of Directors

     The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole board. The directors shall be divided into three classes, with the term of office of the first class to expire at the next annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election."


Dated: February 25, 2010


                                           /s/Donald Mindiak
                                           ---------------------
                                           Donald Mindiak
                                           President and Chief Executive Officer



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